UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009.

UFOOD RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-134549	83-0483725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

255 Washington Street, Suite 100 Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 787-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

UFood Restaurant Group, Inc. (“UFood”) is currently in negotiations with a world-wide provider of food services.  If UFood is successful, UFood would likely appear in a large number of non-traditional locations nationwide.  The Massachusetts Port Authority has given UFood rights to an additional location at Boston’s Logan International Airport, in Terminal C-United Airlines.  Also, UFood has a number of applications in several airports which, if approved, would open in 2009.  UFood will open a location at Dallas Fort Worth Airport in just a few weeks.  Additionally, UFood is planning to enter the hospital market.  The first UFood unit is hoped to be located at the University of Michigan hospital, one of the largest hospital facilities in the United States, with over 18,000 employees.  There can be no assurance that any of these units will, in fact, be opened and, if opened, will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFOOD RESTAURANT GROUP, INC.

Date: February 2, 2009	By:	/s/ George A. Naddaff
George A. Naddaff
Chief Executive Officer